UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Inhibitex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 9, 2009
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR CLASS II
DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
CLASS III (TERM EXPIRES AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS)
CLASS I (TERM EXPIRES AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS)
CORPORATE GOVERNANCE
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED COMMON STOCK FROM 75,000,000 SHARES UP TO 150,000,000 SHARES
OTHER MATTERS

INHIBITEX, INC.
9005 Westside Parkway
Alpharetta, GA 30009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Inhibitex, Inc. (“Inhibitex” or the “Company”), will be held at 8:30 a.m. local time on June 9, 2009 at Inhibitex’s corporate headquarters, 9005 Westside Parkway, Alpharetta, Georgia 30009 for the following purposes:

1. To elect two Class II directors of the Company to hold office until the 2012 Annual Meeting of Stockholders and until the election and qualification of their respective successors; and

2. To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock, $0.001 par value per share (the “Common Stock”), from 75,000,000 shares to 150,000,000 shares; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of record of the Company’s Common Stock at the close of business on April 17, 2009 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS FOR TELEPHONIC OR INTERNET VOTING ON THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, OR PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Russell H. Plumb
Chief Executive Officer and
Chief Financial Officer and Secretary

April 27, 2009

INHIBITEX, INC.
9005 Westside Parkway
Alpharetta, GA 30009

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Inhibitex, Inc. (“Inhibitex” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on June 9, 2009 (the “Annual Meeting”). The purposes of the Annual Meeting are as follows:

1. To elect two Class II directors of Inhibitex, Inc. to hold office until the 2012 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized common stock, $0.001 par value per share (the “Common Stock”) from 75,000,000 shares to 150,000,000 shares; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials, including its Annual Report, to each stockholder, the Company may now furnish its proxy materials, including its Annual Report, to its stockholders over the Internet. On or about April 29, 2009, the Company will send electronically a Notice of Availability of Proxy Materials to those stockholders that have previously elected to receive their proxy materials via e-mail and will begin mailing the Notice of Availability of Proxy Materials to all other stockholders. If you received the Notice of Availability of Proxy Materials by e-mail or by mail, you will not automatically receive a printed copy of the Company’s proxy materials or its annual report. Instead, the Notice of Availability of Proxy Materials contains instructions as to how stockholders can access, review and print all of the information contained in the Company’s proxy materials, including its Annual Report. The Notice of Availability of Proxy Materials also instructs stockholders as to how to submit their vote on the matters contained in Proxy Statement by internet, telephone, mail, or in person. If you received the Notice of Availability of Proxy Materials and would like to receive a printed copy of the Company’s proxy materials, including its Annual Report, you should follow the instructions for requesting such materials included in the Notice of Availability of Proxy Materials. The Notice of Availability of Proxy Materials, Proxy Statement, Form of Electronic Proxy Card and the Annual Report are available at www.inhibitex.com.

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 17, 2009 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of that date, 43,521,527 shares of Common Stock were outstanding, each share being entitled to one vote. Stockholders do not have cumulative voting rights.

Quorum and Votes Required to Elect Directors and Adopt Proposals

The holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for there to be a quorum and for the meeting to be held. Withheld votes, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the votes required to approve the two proposals at the Annual Meeting are as follows:

Proposal 1.  The two nominees receiving the highest number of affirmative votes will be elected as directors. Withheld votes and broker non-votes will not have any effect on the outcome of the vote for the election of directors. Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares for the election of directors, as this is a routine proposal.

Proposal 2.  The affirmative vote of the holders of the majority of the outstanding shares of stock entitled to vote thereon is required to approve the amendment to the Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal to amend the Certificate of Incorporation. Banks and brokers that have not received voting instructions from their clients may not vote their clients’ shares for the proposed amendment to the Certificate of Incorporation, as this is not a routine proposal.

Voting of Proxies

The Board solicits proxies to give each stockholder an opportunity to vote on the matters scheduled to come before the Annual Meeting and set forth in this Proxy Statement. Stockholders are urged to carefully read the material in this Proxy Statement, specify their choice on the matters by submitting their vote by telephone or internet, or marking the appropriate box on the enclosed proxy card, and then signing, dating and returning the card in the enclosed, stamped envelope.

If a stockholder submits a proxy card but does not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by such proxy: (i) FOR the election as directors of the nominees of the Board named below, (ii) FOR the amendment to the Certificate of Incorporation described below, and (iii) in the discretion of the persons named as proxies, on any other proposal to properly come before the Annual Meeting, or any adjournment thereof.

You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for the Board of Directors to be divided into three classes: Class I, Class II and Class III, with the directors distributed among the three classes so that, as nearly as possible, each class consists of one-third of the total number of directors, with each class consisting of directors whose terms are to expire at successive annual meetings. Currently, the Board of Directors consists of eight members. As set forth in the Company’s Certificate of Incorporation, the terms of office of the members of the Board of Directors are: Class I, whose term expires at the 2011 Annual Meeting of Stockholders; Class II, whose term expires at the 2009 Annual Meeting of Stockholders; and Class III, whose term expires at the 2010 Annual Meeting of Stockholders.

Robert A. Hamm, resigned from the Board effective as of April 1, 2009. The Board appreciates and recognizes the contributions and service that Mr. Hamm has provided to the Company. The Board has determined that the number of directors of the Company shall be reduced from nine to eight, and the number of Class II directors will be reduced from three to two.

The Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee has nominated Gabriele M. Cerrone and Russell H. Plumb for election as Class II directors of the Company. Each of the nominees is an existing director of the Company.

Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If, for any reason, at the time of the election either of the nominees should become unavailable to serve as a director, it is intended that such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR DIRECTOR
CLASS II
(IF ELECTED, TERM EXPIRES 2012)

Name of Nominee	Age	Served as Director Since

Gabriele M. Cerrone	37	2007
Russell H. Plumb	50	2007

Gabriele Cerrone has served as a director of Inhibitex since September 2007. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of Siga Technologies, Inc. Mr. Cerrone co-founded Xenomics, Inc., a molecular diagnostic company, and served as Co-Chairman from July 2005 until November 2006. Mr. Cerrone also co-founded FermaVir Pharmaceuticals and served as Chairman of the Board from August 2005 until September 2007. Mr. Cerrone is a co-founder of Synergy Pharmaceuticals, Inc. as well as Callisto Pharmaceuticals, Inc. and currently serves as Chairman of the Board and a consultant to both publicly-held biopharmaceutical companies. Mr. Cerrone is the managing partner of Panetta Partners, Ltd., a Colorado limited partnership, that is a private investor in both public and private venture capital in the life sciences and technology arena as well as real estate. Mr. Cerrone graduated from New York University’s Leonard N. Stern School of Business with a degree in Finance.

Russell H. Plumb was appointed the President, Chief Executive Officer and Chief Financial Officer of Inhibitex on December 30, 2006 and served as Vice President, Finance and Administration and Chief Financial Officer from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a Bachelor of Commerce and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
CLASS III
(TERM EXPIRES AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS)

Name of Director	Age	Served as Director Since

Michael A. Henos	59	1997
Marc L. Preminger, FSA, MAAA	59	2003
Christopher McGuigan, M.Sc., Ph.D.	50	2007

Michael A. Henos has served as Chairman of the Board since April 2001. Mr. Henos also served as Chairman of the Board from July 1997 to January 2000. Since 1993, Mr. Henos has served as Managing General Partner of Alliance Technology Ventures, L.P., a venture capital firm. From 1991 to 2001, Mr. Henos served as a General Partner of Aspen Ventures, a venture capital partnership. He currently serves as Chairman of the Board of Directors of AtheroGenics, Inc., and as a director of Genoptix, Inc., a publicly-held biopharmaceutical company. He is also a member of the Board of Directors of the following privately-held biopharmaceutical companies: GlycoMimetics, Inc. and Sensys Medical, Inc. Mr. Henos received a B.S. in Economics and a M.B.A. in Finance from the University of California, Los Angeles.

Marc L. Preminger, FSA, MAAA, served in various capacities with CIGNA Corporation, a healthcare insurance company, from 1977 until his retirement in September 2002, the most recent of which was Senior Vice President and Chief Financial Officer of Cigna Healthcare. Mr. Preminger received a B.A. in Economics from Lafayette College and a Masters of Actuarial Science from Georgia State University.

Chris McGuigan, M.Sc., Ph.D., served as a member of the Board of Directors of FermaVir from August 2005 until it was acquired by Inhibitex in September 2007. Since 1995, Dr. McGuigan has been Professor, Welsh School of Pharmacy, Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. He is also the Chemistry Editor for Antiviral Chemistry and Chemotherapy, a member of the Editorial Board for the Journal of Medicinal Chemistry and is the immediate past President and a board member of the International Society for Antiviral Research. Dr. McGuigan received a B.S. and Ph.D. in Anticancer Drug Design from the University of Birmingham.

CLASS I
(TERM EXPIRES AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS)

Name of Director	Age	Served as Director Since

M. James Barrett, Ph.D.	66	2002
Russell M. Medford, M.D., Ph.D.	54	1997
A. Keith Willard	68	2005

M. James Barrett, Ph.D. has served as a general partner of NEA Partners 10 Limited Partnership, the general partner of New Enterprise Associates 10 Limited Partnership, a venture capital fund, since August 2001. From January 1997 to August 2001, he served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., a medical device company, which he founded in 1997. He continues to serve as the Chairman of its Board of Directors. Dr. Barrett also serves on the Boards of Directors of two publicly-held biopharmaceutical companies: Taragacept, Inc. and YM Biosciences, Inc., and the Boards of several privately-held biopharmaceutical companies. Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and a M.B.A. from the University of Santa Clara.

Russell M. Medford, M.D., Ph.D. has served, since April 1, 2009, as Chairmen and President of Salutria Pharmaceuticals, Inc., a biopharmaceutical company. From 1995 to April 1, 2009 Dr. Medford served as President, Chief Executive Officer and Director of AtheroGenics, Inc., a publicly-held pharmaceutical company. On September 15, 2008, an involuntary petition under Chapter 7 of the United States Bankruptcy Code was filed against AtheroGenics, Inc. by certain holders of its 4.5% Convertible Notes Due 2008 in the United States Bankruptcy Court for the Northern district of Georgia (the “Bankruptcy Court”). On October 6, 2008, AtheroGenics, Inc. consented to the bankruptcy filing and moved in the Bankruptcy Court to convert the Chapter 7 case to a case under Chapter 11 of the United States Bankruptcy Code. Dr. Medford serves on the Biotechnology Industry Organization’s (“BIO”) Board of Directors and BIO Emerging Companies Section Governing Body, and he served as Chairman of the Georgia BioMedical Partnership from 2004 to 2007 and the Georgia Biotechnology Industry Organization Board of Directors. Dr. Medford was an Associate Professor of Medicine and Director of Molecular Cardiology at the Emory University School of Medicine, and currently holds the appointment of Adjunct Clinical Professor of Medicine. Dr. Medford received a B.A. from Cornell University, and a M.D. with Distinction and a Ph.D. in Molecular and Cell Biology from the Albert Einstein College of Medicine.

A. Keith Willard served from 1993 to 1999 as Chairman and Chief Executive Officer of Zeneca, Inc., a multinational pharmaceutical company. Prior to that, he served in several capacities with ICI Canada, including President and a member of its Board of Directors. He has been retired since October 1999. He received a B.A. in Sociology from Concordia University and is a graduate of the Advanced Executive Management Institute at McGill University.

The Board recommends a vote FOR each of the nominees for director.

CORPORATE GOVERNANCE

Inhibitex’s by-laws provide that the number of members of the Board of Directors shall be determined from time to time by resolution of the directors. Inhibitex’s Board of Directors should neither be too small to maintain the needed expertise and independence, nor too large so as to be inefficient in functioning. The general expectation is that the Board will consist of between five and twelve directors, although periodically the Board of Directors and the Nominating and Corporate Governance Committee will review the appropriate size and mix of the Board of Directors in light of Inhibitex’s needs.

Inhibitex’s Board of Directors has determined that Messrs. Henos, Preminger and Willard and Drs. Barrett, Medford and McGuigan are independent under the standards of independence applicable to companies traded on the NASDAQ Capital Market (“Nasdaq”). In addition, as required by Nasdaq, Inhibitex’s Board of Directors has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. However, members of the Board of Directors have recused themselves, and the Board of Directors reserves the right to recusal of any member of the Board of Directors from discussion and deliberation in respect of any particular issue in which there is perceived to be a conflict of interest.

During 2008, Inhibitex’s Board of Directors met six times. Each member of the Inhibitex Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the committee or committees on which he served. Directors are encouraged to attend Inhibitex’s Annual Meeting of Stockholders and all directors attended the 2008 Annual Meeting of Stockholders.

The committees of Inhibitex’s Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities as described below. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Audit Committee.  The Audit Committee oversees Inhibitex’s corporate accounting and financial reporting. Among other things, the Audit Committee determines the engagement of and approves fees paid to the Company’s independent registered public accounting firm; monitors the qualifications, independence activities and performance of the Company’s independent registered public accounting firm; approves the retention of the Company’s independent registered public accounting firm to perform any proposed and permissible non-audit services; reviews the Company’s financial statements and critical accounting estimates; and discusses with management and the Company’s independent registered public accounting firm the results of the annual audit and the reviews of Inhibitex’s quarterly financial statements. The Audit Committee also reviews the effectiveness of internal controls and the adequacy of Inhibitex’s disclosure controls and procedures. In addition, the Audit Committee maintains procedures for the receipt of employee complaints and submissions of concerns regarding accounting or auditing matters. The members of Inhibitex’s Audit Committee are Mr. Preminger, Chairman, Dr. Medford and Mr. Willard. The Board of Directors of Inhibitex has determined that Mr. Preminger is the Audit Committee Financial Expert under the U.S. Securities and Exchange Commission (the “SEC”) rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. The composition of Inhibitex’s Audit Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. Inhibitex’s Audit Committee met five times during fiscal year 2008.

Compensation Committee.  Inhibitex’s Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviewing the performance of Inhibitex and its executive officers with respect to these elements of compensation. During its annual compensation review of the Company’s executive officers, which takes place during the first quarter of each fiscal year, the Company’s Compensation Committee has considered a number of metrics, including peer group analyses and tally sheets provided by its compensation consultant, Radford Surveys and Consulting, as well as the individual performance of the executive officers and the Company as a whole, based on goals set by the Compensation Committee during its compensation review for the prior year. The Compensation Committee also determines annual retainer, meeting fees, equity awards and other compensation for members of the Board of Directors and administers the issuance of stock options and other awards under Inhibitex’s equity incentive plans. The members of the Compensation Committee are Mr. Henos, Chairman, and Dr. Barrett. The composition of Inhibitex’s Compensation Committee meets the standards for independence under the current applicable requirements of the Nasdaq rules and regulations. Inhibitex’s Compensation Committee met three times during fiscal year 2008.

Nominating and Corporate Governance Committee.  Inhibitex’s Nominating and Corporate Governance Committee develops and recommends to Inhibitex’s Board of Directors corporate governance principles and procedures applicable to Inhibitex contained in Inhibitex’s Corporate Governance Guidelines or otherwise adopted by the Board of Directors of Inhibitex, recommends the director nominees for each annual meeting of Inhibitex stockholders and ensures that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors shall have the benefit of qualified and experienced independent directors. The members of Inhibitex’s Nominating and Corporate Governance Committee are Mr. Willard, Chairman, and Drs. Barrett and Medford. The composition of Inhibitex’s Nominating and Corporate Governance Committee meets the standards for independence under the current applicable requirements of the Nasdaq rules and regulations. Inhibitex’s Nominating and Corporate Governance Committee met three times during fiscal year 2008.

Inhibitex’s Nominating and Corporate Governance Committee does not maintain any specific minimum qualifications that must be met for director candidates. However, Inhibitex’s Board of Directors believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, Inhibitex’s Board of Directors is intended to encompass a range of talents, experience, skills, diversity, and expertise (particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, and biotechnology and related industries) sufficient to provide sound and prudent guidance with respect to the operations and interests of Inhibitex and its stockholders.

Inhibitex’s Nominating and Corporate Governance Committee considers persons for nomination for election to the Board of Directors of Inhibitex from any source, including stockholder recommendations. Inhibitex’s Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. Under its charter, Inhibitex’s Nominating and Corporate Governance Committee has the authority to engage consultants or search firms to assist in the process of identifying and evaluating candidates; however, Inhibitex’s Nominating and Corporate Governance Committee did not utilize such consultants or firms in 2008 or in 2009 through the filing of this proxy. Inhibitex’s Nominating and Corporate Governance Committee will consider stockholder recommendations for directors sent to Inhibitex’s Nominating and Corporate Governance Committee, Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30009, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of Inhibitex’s Common Stock.

The current charters of Inhibitex’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on Inhibitex’s website at www.inhibitex.com.

Stockholder Communications

Inhibitex does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact the Board of Directors, a committee of the Board of Directors or an individual director, should send their correspondence to Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30009, Attention: Board of Directors. Any such communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. Inhibitex will initially receive and process communications before forwarding them to the addressee. Inhibitex generally will not forward a stockholder communication to its directors that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Code of Ethics

Inhibitex has adopted a code of ethics that applies to all of its officers, directors and employees. Inhibitex has posted a copy of its code of ethics on the Investors section of its website, www.inhibitex.com, as required under SEC rules and regulations. If Inhibitex makes any substantive amendments to the code or grants any waiver, including any implicit waiver, from a provision of the code to its principal executive, financial or accounting officer, it will disclose the nature of the amendment or waiver on its website or in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and pesons who beneficially own more than 10% of the Common Stock of Inhibitex (collectively the “Reporting Persons”) to file reports of ownership and changes in ownership of Inhibitex Common Stock with the Securities and Exchange Commission, with a copy delivered to Inhibitex. Based on a review of the Section 16(a) reports furnished to Inhibitex and written representations from certain Reporting Persons, Inhibitex believes that the Reporting Persons have complied on a timely basis with reporting requirements applicable to them for transactions during 2008.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to Inhibitex with respect to the beneficial ownership of Common Stock as of April 1, 2009 (except as indicated below), by:

•	each person or group of affiliated persons known to be the beneficial owner of more than 5% of the Company’s Common Stock and not otherwise represented on the Board of Directors (with respect to such stockholders, information is presented as of December 31, 2008);

•	each of the directors and nominees;

•	each of the Named Executive Officers; and

•	all directors and executive officers as a group.

The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on 43,509,860 shares of Common Stock outstanding, assuming no further exercises of outstanding options or warrants. Ownership is based upon information provided by each respective officer and director, Forms 4, Schedules 13G and other public documents filed with the Securities and Exchange Commission for some of the stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after April 1, 2009 are included for that person or group, but not the stock options or warrants of any other person or group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

		Percentage of
		Shares of
		Common Stock
		Beneficially
Beneficially Owned	Shares Held	Owned

5% or greater stockholders:
Entities affiliated with New Enterprise Associates(1)	7,077,343	16.1%
Entities affiliated with BVF Partners(2)	6,013,921	13.8
Panetta Partners, Ltd.(3)	2,985,675	6.7
Named Executive Officers and Directors:
Russell H. Plumb(4)	704,150	1.6
Geoffrey W. Henson, Ph.D.(5)	677,333	1.5
Joseph M. Patti, M.S.P.H., Ph.D.(6)	438,020	1.0
M. James Barrett, Ph.D.(7)	7,166,835	16.2
Gabriele M. Cerrone(8)	3,032,775	6.8
Michael A. Henos(9)	220,711	*
Chris McGuigan, Ph.D.(10)	613,050	1.4
Russell M. Medford, M.D., Ph.D.(11)	77,326	*
Marc L. Preminger(12)	96,269	*
A. Keith Willard(13)	99,242	*
All current executive officers and directors as a group (10 persons)(14)	13,125,711	28.2

*	Represents beneficial ownership of less than one percent of the Company’s Common Stock.

(1)	Consists of 5,140,482 shares of Common Stock and 174,750 shares issuable upon the exercise of outstanding warrants beneficially owned by New Enterprise Associates 10, Limited Partnership (“NEA 10”)

and 1,355,470 shares of Common Stock and 406,641 shares issuable upon the exercise of outstanding warrants beneficially owned by New Enterprise Associates 11, Limited Partnership (“NEA 11”). NEA Partners 10, Limited Partnership (“NEA Partners 10”) is the sole general partner of NEA 10. The individual general partners of NEA Partners 10 are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 10 and the individual general partners of NEA Partners 10 may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. NEA 11 GP, LLC (“NEA 11 GP”) is the sole general partner of NEA Partners 11, Limited Partnership (“NEA Partners 11”) which is the sole general partner of NEA 11. The individual managers of NEA 11 GP are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Krishna “Kittu” Kolluri, Charles M. Linehan, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 11, NEA 11 GP, and the individual managers of NEA 11 GP may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 11. The aforementioned indirect holders of the shares owned by NEA 10 and NEA 11 disclaim beneficial ownership of such shares except to the extent of his actual pecuniary interest therein. Each of NEA 10 and NEA 11 is located at 1119 St. Paul Street, Baltimore, Maryland 21202.

(2)	As reported on the Schedule 13G/A filed by Biotechnology Value Fund, L.P. (“BVF”) on January 9, 2009, consists of 1,359,531 shares of Common Stock and 4,791 shares issuable upon the exercise of outstanding warrants beneficially owned by BVF, 938,000 shares of Common Stock and 3,337 shares issuable upon the exercise of outstanding warrants beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”), 3,327,000 shares of Common Stock and 12,064 shares issuable upon the exercise of outstanding warrants beneficially owned by BVF Investments, L.L.C. (“BVLLC”), and 368,000 shares of Common Stock and 1,198 shares issuable upon the exercise of outstanding warrants beneficially owned by Investment 10, L.L.C. (“ILL10”). BVF Partners L.P. (“Partners”) and BVF Inc. may each be deemed to beneficially own 5,992,531 shares of Common Stock and 21,390 shares issuable under warrants. Pursuant to the operating agreement with BVLLC, Partners is authorized, among other things, to invest the funds of Samana Capital, L.P., the majority member of BVLLC, in the shares of Common Stock beneficially owned by BVLLC and to vote and exercise dispositive power over those shares of Common Stock. Partners and BVF Inc. share voting and dispositive power over shares of Common Stock beneficially owned by BVF, BVF2, BVLLC, and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of Common Stock owned by such parties. The principal business office of this reporting person comprising the group is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611. Mr. Mark N. Lampert is the owner, sole director and an officer of BVF Inc. BVF Inc. is the general partner of Partners, which is the general partner of BVF and BVF2. Partners is the manager of BVLLC and is investment advisor to ILL10.

(3)	Consists of 2,102,100 shares of Common Stock and 883,575 shares issuable upon the exercise of outstanding warrants. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity exercises voting and dispositive control over securities owned by Panetta Partners, Ltd., despite him having only a small pecuniary interest in such securities.

(4)	Consists of 347,857 shares of Common Stock and 356,293 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(5)	Consists of 154,666 shares of Common Stock, 29,333 shares issuable upon the exercise of outstanding warrants, and 493,334 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(6)	Consists of 139,335 shares of Common Stock and 298,685 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(7)	Includes of 60,992 shares of Common Stock and 28,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009. Dr. Barrett is an individual general partner of NEA Partners 10, the sole general partner of NEA 10. Dr. Barrett is also an individual manager of NEA 11 GP, the sole general partner of NEA Partners 11, which is the sole general partner of NEA 11. In such capacities, he may be deemed to have voting and dispositive power with respect to the 5,140,482 shares of Common Stock and 174,750 shares issuable upon the exercise of outstanding warrants beneficially owned by NEA 10, and the 1,355,470 shares of Common Stock and 406,641 shares issuable upon the exercise of outstanding warrants beneficially owned by NEA 11. Dr. Barrett disclaims beneficial ownership of the above referenced shares held by each of NEA 10 and NEA 11, except to the extent of his actual proportionate pecuniary interest therein.

(8)	Includes 47,100 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009 owned by Mr. Cerrone, and includes 2,102,100 shares of Common Stock and 883,575 shares issuable upon the exercise of outstanding warrants beneficially owned by Panetta Partners, Ltd. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity exercises voting and dispositive control over securities owned by Panetta Partners, Ltd., despite him having only a small pecuniary interest in such securities.

(9)	Includes 91,511 shares of Common Stock and 72,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009 owned by Mr. Henos. Also includes 44,000 shares of Common Stock and 13,200 shares issuable upon the exercise of outstanding warrants owned by Mrs. Henos.

(10)	Consists of 565,950 shares of Common Stock and 47,100 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(11)	Consists of 37,795 shares of Common Stock and 39,531 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(12)	Consists of 50,574 shares of Common Stock and 45,695 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(13)	Consists of 56,742 shares of Common Stock and 42,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2009.

(14)	Consists of 10,147,474 shares of Common Stock, 1,507,499 shares issuable upon the exercise of outstanding warrants and 1,470,738 shares issuable upon the exercise of stock options.

EXECUTIVE OFFICERS

The following table sets forth information concerning the current executive officers of the Company:

Name	Age	Position

Russell H. Plumb	50	President, Chief Executive Officer, Chief Financial Officer; Director and Secretary
Joseph M. Patti, M.S.P.H., Ph.D.	44	Senior Vice President, Research and Development and Chief Scientific Officer; Assistant Secretary
Geoffrey W. Henson, Ph.D.	61	Senior Vice President, Drug Development

Russell H. Plumb was appointed as Inhibitex’s President, Chief Executive Officer and Chief Financial Officer on December 30, 2006 and prior to that served as Vice President, Finance and Administration and Chief Financial Officer from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a Bachelor of Commerce and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.

Joseph M. Patti, M.S.P.H., Ph.D. has served as the Chief Scientific Officer and Senior Vice President of Research and Development since 2007 and prior to that served as the Company’s Vice President, Preclinical Development and Chief Scientific Officer from 1998 to 2007 and Vice President of Research and Development from 2005 to 2007. From 1994 to 1998, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.

Geoffrey W. Henson, Ph.D. has served as Senior Vice President, Drug Development since the acquisition of FermaVir in September 2007. Dr. Henson was previously President, Chief Executive Officer, Secretary and a director of FermaVir from August 2005 to September 2007. From 2003 to March 2005, Dr. Henson was a pharmaceutical consultant. He was a co-founder of AnorMED, a Canadian biopharmaceutical company, where he was employed in various management capacities from 1996-2003, most recently as COO. Prior to co-founding AnorMED, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985-1996. From 1982-1985, Dr. Henson was a researcher and member of the Basel Institute for Immunology in Basel, Switzerland. Dr. Henson obtained his M.S. and Ph.D. in Biochemistry from New Mexico State University, and B.S. in Chemistry from Dickinson College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the two fiscal years ended December 31, 2008 and 2007 concerning compensation of (i) the individual serving as Inhibitex’s principal executive officer and principal financial officer during 2008 and (ii) Inhibitex’s other most highly compensated executive officers who were serving as executive officers as of December 31, 2008.

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)

Russell H. Plumb,	2008	350,000	—	272,732	240,848	62,000 (6)	13,663	939,243
President, Chief	2007	350,000	—	338,662	163,936	134,000	11,805	998,403
Executive Officer and Chief Financial Officer
Joseph M. Patti, M.S.P.H., Ph.D.,	2008	250,000	—	32,799	163,738	35,000 (6)	13,790	495,327
Senior Vice President, Research	2007	242,562	—	104,102	161,474	77,000	11,524	596,662
and Development, and Chief Scientific Officer
Geoffrey W. Henson,	2008	240,000	—	—	125,976	24,000 (6)	78,228 (5)	468,204
Ph.D., Senior Vice	2007	66,292	—	—	35,186	38,500	2,596	142,574
President, Drug Development(4)

(1)	The amounts shown in this column represent the dollar amounts recognized for share-based compensation expense for financial statement reporting purposes for unvested restricted stock granted in prior years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), but without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 13, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2008.

(2)	The amounts shown in this column represent the dollar amounts recognized for share-based compensation expense for financial statement reporting purposes for unvested stock options granted in prior years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), but without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 13, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2008.

(3)	Other compensation generally includes life and long-term disability insurance paid for by Inhibitex on the employees’ behalf and Inhibitex’s matching contributions to the executive’s 401(k) match in conjunction with the Company plan.

(4)	Dr. Henson was appointed Senior Vice President of Drug Development in September 2007. The amount shown under “Salary” represents base salary paid to Dr. Henson as Senior Vice President of Drug Development from such time in 2007.

(5)	Includes $67,452 in moving and relocation costs.

(6)	The amounts shown in this column represent accrued cash incentives for 2008 to be paid in the future.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth for each of Inhibitex’s named executive officers certain information regarding unexercised options and shares of restricted stock that had not vested as of December 31, 2008.

	Option Awards						Stock Awards
				Equity
				Incentive
				Plan
				Awards:					Market
	Number of	Number of		Number of					Value of
	Securities	Securities		Securities			Number of		Shares or
	Underlying	Underlying		Underlying			Shares or		Units of
	Unexercised	Unexercised		Unexercised			Units of		Stock That
	Options	Options		Unearned	Option	Option	Stock That		Have Not
	(#)	(#)		Options	Exercised	Expiration	Have Not		Vested ($)
Name	Exercisable	Unexercisable		(#)	Price ($)	Date	Vested (#)		(1)

Russell H. Plumb,	10,504	—		—	$0.68	08/14/10	—		—
President, Chief Executive	2,627	—		—	$0.68	01/01/11	—		—
Officer and Chief Financial	14,706	—		—	$1.90	04/17/09	—		—
Officer	14,706	—		—	$9.38	04/30/10	—		—
	52,500	17,500	(2)	—	$9.07	02/02/11	—		—
	50,000	—		—	$2.05	04/24/12	—		—
	193,750	581,250	(3)	—	$1.445	09/19/17	—		—
	—	—		—			140,000	(4)	$36,400
Joseph M. Patti M.S.P.H., Ph.D.,	22,655	—		—	$0.29	05/01/10	—		—
Senior Vice President,	12,606	—		—	$0.68	01/01/11	—		—
Research Development and	42,017	—		—	$1.90	04/17/09	—		—
Chief Scientific Officer	18,907	—		—	$9.38	04/30/10	—		—
	69,375	23,125	(2)	—	$9.07	02/02/11	—		—
	35,000	—		—	$2.05	04/24/12	—		—
	75,000	225,000	(3)	—	$1.445	09/19/17	—		—
Geoffrey W. Henson, Ph.D.,	35,000	105,000	(3)	—	$1.445	09/19/17	—		—
Senior Vice President, Drug	178,750	—		—	$2.00	04/04/15	—		—
Development	123,750	137,500	(5)	—	$2.00	04/04/15	—		—
	9,167	18,333	(6)	—	$3.45	01/31/17	—		—

(1)	Based on the closing market price of Inhibitex Common Stock on December 31, 2008.

(2)	Vest on February 2, 2009.

(3)	Vest with respect to 33.33% of the shares on September 19, 2009, 2010 and 2011.

(4)	Vest on January 1, 2009.

(5)	Vest on April 4, 2009.

(6)	Vest with respect to 50% of the shares on January 31, 2009 and 2010.

Employment Agreements

Russell H. Plumb.  Effective December 30, 2006, Inhibitex entered into an employment agreement with Russell H. Plumb, its President, Chief Executive Officer and Chief Financial Officer. The agreement has an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless employment is terminated in accordance with the agreement. The agreement provides for an annual base salary of $350,000, subject to annual increases as approved by Inhibitex’s Compensation Committee, and health and insurance benefits. Mr. Plumb is also eligible for bonus and incentive compensation (including equity-based awards) as established by the Compensation Committee, with a target bonus of up to 50% of base salary. In connection with the original execution of the agreement, Mr. Plumb received 280,000 shares of restricted stock, which vested over a two year term ending January 2009.

Under the agreement, Inhibitex or Mr. Plumb may terminate his employment at any time. If Inhibitex terminates Mr. Plumb without cause, or he resigns for good reason, he will be entitled, subject to execution of a release in favor of Inhibitex, to receive severance payments representing 18 months of base salary, cash incentive bonus and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), Mr. Plumb is involuntarily terminated for any reason other than cause, or resigns for good reason, he will be entitled, subject to his execution of a release in favor of Inhibitex, to receive severance payments totaling 24 months of base salary, cash incentive bonus and health and insurance benefits. In addition, vesting of restricted stock and stock options to purchase shares of Common Stock held by Mr. Plumb would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, Mr. Plumb has agreed that he shall not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with Inhibitex; (ii) solicit for employment any person who was employed by it; or (iii) call on or solicit any of Inhibitex’s customers or potential customers with which Inhibitex had previous negotiations.

Other Named Executive Officer Employment Agreements.  On February 24, 2004, Inhibitex entered into employment agreement with Dr. Patti which was amended and restated as of February 26, 2007. Inhibitex entered into an employment agreement with Dr. Henson on September 20, 2007. Each of the employment agreements has an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless the respective officer’s employment is terminated in accordance with the agreement.

Dr. Patti’s employment agreement provides for an annual base salary of $250,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The employment agreement also provides for bonus and incentive compensation incentives, including equity awards as established by the Compensation Committee and a target annual cash incentive bonus of up to 35% of base salary for Dr. Patti.

Dr. Henson’s employment agreement provides for an annual base salary of $240,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The employment agreement also provides for bonus and incentive compensation incentives, including stock options and other equity-based compensation as established by the Compensation Committee, and a target annual cash incentive bonus of up to 30% of Dr. Henson’s base salary. Pursuant to the agreement, the Company issued to Dr. Henson options to purchase 140,000 shares of the Company’s Common Stock, which vest over a four year term ending September 2011.

The following provisions in Dr. Henson’s and Dr. Patti’s employment agreements with the Company are identical. Inhibitex or the executive may terminate the executive’s employment at any time. If Inhibitex terminates the executive’s employment without cause, or if the executive resigns for good reason, the executive will be entitled, subject to execution of a release in the favor of Inhibitex, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), the employment of the executive is involuntarily terminated for any reason other than cause, or he resigns for good reason, the executive will be entitled, subject to execution of a release in the favor of Inhibitex, to receive severance payments totaling 18 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of Common Stock and restricted stock held by the executive would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, the executive has agreed not to, directly or indirectly, in the United States (i) render substantially similar services to any person or entity which competes with Inhibitex; (ii) solicit for employment any person who was employed by Inhibitex; or (iii) call on or solicit any of Inhibitex’s customers or potential customers with which it has had previous negotiations.

Equity Compensation Plan Information

The following table sets forth, as of April 1, 2009, information about Inhibitex’s equity compensation plans that have been approved by Inhibitex’s stockholders, and the number of shares of Inhibitex’s Common Stock exercisable under all outstanding options, the weighted-average exercise price of all outstanding options and the number of shares available for future issuance under Inhibitex’s equity compensation plans.

(c)
	(a)		Number of securities
	Number		remaining available for
	of securities to be	(b)	future issuance under
	issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans excluding securities
Plan Category	outstanding options	Outstanding options	reflected in column(a)

Equity Compensation Plans Approved by Stockholders	4,762,592	$2.28	1,628,583
Equity Compensation Plans Not Approved by Stockholders	13,972	0.36	n/a

2004 Stock Incentive Plan

The Company adopted, and the stockholders approved, the Company’s 2002 Stock Incentive Plan in February 2002. The Company amended, restated and renamed it as the 2004 Stock Incentive Plan (the “Incentive Plan”) and the stockholders approved it as of February 20, 2004. In May 2005 and September 2007, pursuant to a stockholder vote, the 2004 Plan was further modified by adding 1,500,000 and 2,800,000 shares of Common Stock, respectively, to the number of shares already reserved for award grants.

The Incentive Plan provides for the grant of equity awards including: incentive stock options (“ISOs”), non-statutory stock options, deferred stock units, restricted stock, dividend rights, stock appreciation rights, cash payments and other forms of share-based compensation, which may be granted to employees, directors, contractors and consultants. Currently, approximately 34 persons are eligible for awards under the Incentive Plan. The Incentive Plan will terminate upon the earlier of its termination by the Compensation Committee or on December 31, 2017.

Shares Reserved.  As of April 1, 2009, 1,628,583 shares of Common Stock were reserved and available for future issuance of equity awards under the Incentive Plan. Options to purchase 4,776,564 shares of Common Stock were outstanding under the Incentive Plan. There were no restricted stock or other equity awards outstanding as of April 1, 2009. Equity awards granted under the Company’s Amended and Restated 1998 Equity Ownership Plan and the 2002 Non-Employee Directors Plan that expire, are forfeited or otherwise terminate without being exercised, will become available for re-issuance under the Incentive Plan. When an equity award expires, is settled in cash, or is terminated before it is exercised or shares are not issued or are withheld upon the exercise of an equity award, the shares not acquired, not issued or withheld pursuant to the equity award shall again become available for issuance under the Incentive Plan. Similarly, any shares tendered to pay an exercise price or withheld in satisfaction of tax obligations shall again become available for issuance under the Incentive Plan.

Administration and Exercise Price.  The Compensation Committee administers the Incentive Plan. The Compensation Committee may delegate authority to perform certain functions under the Incentive Plan to the executive officers. Subject to the terms of the Incentive Plan, the Compensation Committee determines: (i) the recipients of equity awards, (ii) the amount and types of equity awards to be granted, (iii) any applicable performance goals and the terms and conditions of such equity awards, (iv) the exercise price of option grants, (v) the purchase price for rights to purchase restricted stock, and (vi) the strike price for stock appreciation rights.

Non Employee Directors.  Pursuant to the terms of the Incentive Plan, each person who is elected for the first time to be a non-employee director will be granted an option grant to purchase 20,000 shares of Common Stock. Subsequently, each non-employee director will automatically be granted an option grant to purchase 7,500 shares of Common Stock on February 1 of each year (18,000 shares in the case of the Chairman of the

Board), provided, however, that each non-employee director who has been a non-employee director for less than 12 months as of February 1 will receive an option grant that has been pro-rated from the date of commencement of service as a non-employee director.

Vesting and Term.  Equity awards granted under the Incentive Plan generally vest over one to four years for employees. Annual stock option grants under the Incentive Plan to non-employee directors vest in their entirety on the first anniversary of the date of grant, and the initial stock option grants to directors upon joining the Board vest over a three year period after the date of grant at the rate of 33% for each completed year of service. The vesting and term of each equity award are set by the Compensation Committee, provided that the term of any equity award cannot exceed ten years from the date of grant.

Transferability.  Subject to certain exceptions, awards under the Incentive Plan may not be transferred other than by will or by the laws of descent and distribution. However, a participant may designate a beneficiary who may exercise the rights associated with the award following the participant’s death. The Compensation Committee, in its discretion, may provide for the transfer of equity awards granted under the Incentive Plan to certain trusts and partnerships for the benefit of or held by immediate family members of the participant.

Effect of a Change in Control.  Upon a change in control, as defined in the Incentive Plan, and under certain circumstances, the vesting of unvested equity awards is subject to acceleration pursuant to a formula based upon the employee’s or a non-employee director’s length of service so that, with respect to an employee or a non-employee director who has been employed by the Company for two years, all such options would vest.

Termination of Service.  An employee or a non-employee director whose service ceases for any reason, other than removal of such for cause, may exercise vested options for 3 months or 12 months, respectively, following their last day of service. In the case of the removal for cause, their options, regardless of their vesting status, shall terminate immediately upon such removal.

COMPENSATION OF DIRECTORS

Non-employee directors receive an annual cash retainer of $25,000. In addition to the foregoing retainer, the chairmen of Inhibitex’s Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual cash retainers of $20,000, $7,500, $5,000 and $5,000, respectively. Other non-employee directors who serve on one or more committees of the Board of Directors receive an additional $2,500 for each committee on which they serve. In the event that any committee member participates in more than four meetings of such committee in a year, such committee member, except for the chairman, is entitled to receive $500 for each additional meeting he or she attends. Each director is also entitled to annual option grants to purchase 7,500 shares of Common Stock; provided that the chairman of the Board of Directors is entitled to an annual option grant to purchase 18,000 shares of Common Stock, which vest over a one year period. All of the non-employee directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

In order to assist the Company in preserving its cash resources, in May 2006, the then members of the Board of Directors agreed to accept 150% of their annual cash retainers for the two year period ending June 2008 in the form of restricted shares in lieu of their cash retainers. These restricted shares fully vested on June 30, 2008. Each non-employee director is also eligible to participate in the Incentive Plan, pursuant to which upon his or her election to the Board of Directors, he or she is entitled to an initial option grant to purchase 20,000 shares of Common Stock, which vests over a three year period.

The following table summarizes the compensation received by Inhibitex’s directors during 2008.

DIRECTOR COMPENSATION TABLE

	Fees
	Earned
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)(5)	($)(3)(5)	($)	Earnings	($)	($)

M. James Barrett, Ph.D.(4)	15,000	26,468	3,763	—	—	—	45,231
Gabriele M. Cerrone	25,000	—	3,165	—	—	—	28,165
Robert A. Hamm	15,500	22,672	20,087	—	—	—	58,259
Michael A. Henos	25,000	47,189	9,032	—	—	—	81,221
Chris McGuigan, Ph.D.	25,000	—	3,165	—	—	—	28,165
Russell M. Medford, M.D., Ph.D.	15,500	22,672	3,763	—	—	—	41,935
Marc L. Preminger, FSA, MAAA	16,250	30,211	3,763	—	—	—	50,224
A. Keith Willard	15,000	24,570	11,318	—	—	—	50,888

(1)	Fees earned in 2008 represent service on Inhibitex’s Board of Directors or Committees of the Board of Directors.

(2)	The amounts shown in this column represent the dollar amounts recognized for share-based compensation expense for financial statement reporting purposes for unvested restricted stock granted in prior years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), but without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 13, Share-Based Award Plans” a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2008.

(3)	The amounts shown in this column represent the dollar amounts recognized for share-based compensation expense for financial statement reporting purposes for stock options granted in 2008 and unvested stock options granted in prior years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), but without giving effect to estimated forfeitures related to service-based vesting conditions. The assumptions used to compute the fair value are disclosed in “Note 13, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2008. In 2008, Drs. Barrett and Medford and Messrs. Hamm, Preminger, and

Willard each were granted stock options to purchase 7,500 shares of Common Stock with a grant date fair value of $3,469, and Mr. Henos was granted stock options to purchase 18,000 shares of Common Stock with a grant date fair value of $8,325.

(4)	Dr. Barrett’s cash fees are paid directly to New Enterprise Associates.

(5)	The following table sets forth the aggregate number of shares of Common Stock underlying equity awards outstanding at December 31, 2008:

Stock Option
Name	Grants

M. James Barrett, Ph.D.	28,500
Gabriele M. Cerrone	47,100
Robert A. Hamm	42,500
Michael A. Henos	72,000
Chris McGuigan, Ph.D.	47,100
Russell M. Medford, M.D., Ph.D.	43,733
Marc L. Preminger, FSA, MAAA	45,695
A. Keith Willard	42,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In contemplation with the merger with Inhibitex, On April 9, 2007, FermaVir amended outstanding stock options to acquire an aggregate 378,000 shares of FermaVir’s common stock held by FermaVir’s directors, except Geoffrey W. Henson, Ph.D. Such stock options became 100% vested as of September 19, 2007 , the date of the closing of the merger with Inhibitex, and the exercise period of such options was modified to provide that the exercise period shall expire upon the earlier of (i) three (3) years following the effective date of the merger and (ii) September 24, 2015; provided that the exercise period with respect to options held by Chris McGuigan, Ph.D. and Gabriele Cerrone were modified to provide that the exercise period shall expire upon the earlier of (i) three (3) years after their service to Inhibitex terminates and (ii) September 24, 2015. Dr. Henson’s outstanding options as of the date of the merger, adjusted for the exchange ratio, were assumed by Inhibitex on identical terms.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written charter pursuant to which the Audit Committee performs its oversight responsibilities and duties. The Audit Committee’s primary duties and responsibilities under its charter are to oversee the integrity of the Company’s accounting and financial reporting processes and the audits of the financial statements reported to the public, oversee the Company’s systems of internal controls and compliance with applicable laws and regulations, appoint and monitor the independence, qualifications and performance of the Company’s independent registered public accounting firm and provide an avenue of communication between the Company’s independent registered public accounting firm, management and the Board of Directors. The Audit Committee’s charter is available for review on the Company’s web site. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and therefore rely, without independent verification, on the information provided to them and on the representations made to them by management and the Company’s independent registered public accounting firm.

Management has the primary responsibility for the Company’s financial reporting processes, including developing and overseeing the Company’s system of internal controls, and the preparation of the Company’s financial statements. Under the Section 404 of the Sarbanes-Oxley Act of 2002, management is also responsible for performing an assessment of the Company’s system of internal controls and certifying that it has performed such an assessment and such internal controls are in place and operating effectively. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards and for issuing an opinion on those financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements with its management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the judgment of Ernst & Young as to the quality and acceptability of the Company’s accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee discussed the independence of Ernst & Young. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Representatives of Ernst & Young are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Marc L. Preminger, FSA, MAAA, Chairman
Russell M. Medford, M.D., Ph.D.
A. Keith Willard

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following table sets forth the aggregate fees accrued by Inhibitex for audit and other services provided by Ernst & Young for fiscal years 2008 and 2007.

	2008	2007

Audit Fees(1)	$275,000	$470,000
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$275,000	$470,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Inhibitex paid no other fees to Ernst & Young during fiscal years 2008 and 2007. The Audit Committee has adopted a pre-approval policy with respect to any fees that may be paid to the Company’s independent registered public accounting firm and, therefore, approves in advance all fees paid to Ernst & Young.

Pursuant to the Company’s pre-approval policy, on an annual basis the Audit Committee specifically reviews and pre-approves the audit services to be performed by the Company’s independent registered public accounting firm, along with the associated fees. Prior to the end of each fiscal year, management provides to the Audit Committee a list of other services that it anticipates requiring of its independent registered public accounting firm in the following year, along with estimates of the costs of these services. The Committee subsequently considers the general pre-approval of these services and their costs. All other services are pre-approved by the Audit Committee in accordance with applicable requirements.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AS
AMENDED, TO INCREASE THE AUTHORIZED COMMON STOCK FROM 75,000,000
SHARES UP TO 150,000,000 SHARES

General.

The Company’s Certificate of Incorporation currently authorizes the Company to issue 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of the Record Date, approximately 43,521,527 shares of Common Stock were issued and outstanding and 14,427,557 shares of Common Stock were reserved for issuance upon the exercise of Common Stock warrants or reserved for issuance under the Company’s 2004 Stock Incentive Plan. Based on the number of outstanding and reserved shares of Common Stock as described above, the Company has 17,050,916 shares of Common Stock available for issuance as of the Record Date. In order to ensure that there are sufficient shares of Common Stock available for issuance by the Company, the Board has approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock from 75,000,000 shares to 150,000,000 shares.

Purpose and Effect of the Amendment.

The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of Common Stock to be available for issuance in the event that the Board determines that it is necessary or appropriate to issue shares of Common Stock in connection with future activities, including financings, other strategic transactions, mergers and acquisitions, stock dividends or splits, employee and director benefit plans, and other corporate purposes. While the Company currently does not have any particular plans or commitments for additional financings or other strategic transactions, the Company continually evaluates financial and strategic opportunities that might be available to it in the future. Approval of the proposed amendment to the Certificate of Incorporation will provide the Company with the flexibility to consummate future financings or other strategic transactions involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock, or take advantage of other favorable financial and strategic opportunities without the time and expense of seeking stockholder approval in connection with a contemplated issuance of Common Stock. If the Company does not have adequate resources to enter into strategic transactions, as discussed above, because it is unable to issue shares of Common Stock in a timely manner, it may have to delay, reduce or eliminate certain of its development activities or certain other aspects of its operations and its business may be materially and adversely affected.

If approved by the stockholders, the additional shares of Common Stock authorized would be available for issuance for any proper corporate purpose as determined by the Board without further approval by the stockholders, except as required by law, the NASDAQ Stock Market, Inc., or the rules of any other national securities exchange on which shares of Common Stock are listed.

The additional shares of Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.001 per share. Under the Certificate of Incorporation, the Company’s stockholders do not have preemptive rights, which means they do not have the right to purchase shares in any future issuance of Common Stock in order to maintain their proportionate equity interest in the Company. Although the Company’s Board of Directors will authorize the further issuance of Common Stock only when it considers such issuance to be in the best interests of the Company, stockholders should recognize that any such issuance of additional Common Stock may have the effect of diluting the earnings (loss) per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock. If approved by the stockholders, the increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover scenario. The Board is not aware of any present or contemplated attempt to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as an anti-takeover device.

Proposed Amendment.

The proposed amendment provides that the first sentence of Article Fourth of the Certificate of Incorporation be amended to read in its entirety as follows: “The total number of shares of all classes of stock that the Corporation shall be authorized to issue is 155,000,000, of which 150,000,000 shall be designated as Common Stock with a par value of $0.001 per share, and 5,000,000 shall be designated as Preferred Stock with a par value of $0.001 per share.”

The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of Common Stock issued and outstanding on the Record Date will be required to approve Proposal 2.

The Board recommends a vote FOR the proposed amendment to the Certificate of Incorporation to increase the authorized Common Stock of the Company from 75,000,000 shares to 150,000,000 shares.

OTHER MATTERS

The Board knows of no matters to be presented at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the discretion of the persons named therein.

Proxy Solicitation

The solicitation of proxies is being conducted by the Company, which will bear the cost of these solicitations. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail. The Company may also engage a proxy solicitation firm to assist it, and if it does, the Company expects the cost of the engagement not to exceed $15,000.

Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for the Company’s next Annual Meeting of Stockholders. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be submitted in writing, with the proof of stock ownership in accordance with Rule 14a-8 and received by the Secretary of the Company no later than December 23, 2009.

Under the Company’s By-Laws, if a stockholder wants to submit a proposal for next year’s Annual Meeting of Stockholders under Rule 14a-8, or wants to nominate candidates for election as directors at an Annual Meeting of Stockholders, the stockholder must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to the Secretary, at the Company’s principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders. However, if no Annual Meeting of Stockholders was held in the previous year or the date of the Annual Meeting of Stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only the Board of Directors or the Nominating and Corporate Governance Committee thereof may nominate candidates for election at a special meeting of the stockholders. The Company’s By-Laws also specify requirements as to the form and content of a stockholder’s notice. The Company will not entertain any proposals or nominations that do not meet these requirements.

Annual Report

The Company’s Annual Report to Stockholders, including the Company’s audited financial statements for the year ended December 31, 2008, is available at the Company’s web site at www.inhibitex.com, or can be mailed upon request with this proxy statement to all stockholders of record as of the close of business on April 17, 2009.

ALL STOCKHOLDERS ARE URGED TO VOTE TELEPHONICALLY OR OVER THE INTERNET, OR COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Russell H. Plumb
Secretary

PROXY	INHIBITEX, INC.	COMMON STOCK

PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 9, 2009

The undersigned hereby constitutes and appoints RUSSELL H. PLUMB and JOSEPH M. PATTI, and each of them with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.001 per share (the “Common Stock”), of INHIBITEX, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of INHIBITEX, INC., to be held at 8:30 a.m. local time on June 9, 2009 at Inhibitex’s corporate headquarters at 9005 Westside Parkway, Atlanta, Georgia 30009, and at any adjournment or postponement thereof, on all matters coming before said meeting:

1.	ELECTION OF DIRECTORS. Nominees: Gabriele M. Cerrone and Russell H. Plumb
(Mark only one of the following boxes.)

☐	VOTE FOR both nominees listed above, except vote withheld as to the following nominee (if any):	☐	VOTE WITHHELD from all nominees.

2.	To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized Common Stock from 75,000,000 shares to 150,000,000 shares.

☐	VOTE FOR the amendment to the Company’s Certificate of Incorporation	☐	VOTE AGAINST the amendment to the Company’s Certificate of Incorporation	☐	ABSTAIN from voting for the amendment to the Company’s Certificate of Incorporation

2.	In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

(Continue and sign on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS SET FORTH AND FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK FROM 75,000,000 SHARES TO 150,000,000 SHARES.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 27, 2009.

Dated:  , 2009
Signature of Stockholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc.,please give full title. If there is more than one trustee, all should sign. Joint owners must each sign.) Please date and sign exactly as name appears above.

I plan  ☐     I do not plan  ☐
to attend the Annual Meeting.